UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 24, 2012

The Hallwood Group Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8303	51-0261339
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3710 Rawlins, Suite 1500 Dallas, Texas	75219
(Address of Principal Executive Offices)	(Zip Code)

(214) 528-5588

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Hallwood Group Incorporated (the “Company”) (NYSE MKT: HWG) operates as a holding company. The Company operates its principal business in the textile products industry through its wholly owned subsidiary, Brookwood Companies Incorporated (“Brookwood”). As previously disclosed on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012, Brookwood and its subsidiaries entered into a loan agreement on March 30, 2012 by and among Brookwood, its subsidiaries and Branch Banking and Trust Company (“BB&T”) (the “New Revolving Credit Facility”).

On August 24, 2012, the New Revolving Credit Facility was amended to (i) modify the funded debt to EBITDA loan covenant to 4.00 to 1.00 from its previous requirement of 2.75 to 1.00, providing greater borrowing capacity for Brookwood, (ii) modify the covenant regarding declaration or payment of discretionary and other dividends by Brookwood to the Company, and (iii) modify the pricing grid for the applicable margin with respect to the LIBOR interest rate and unused line fees. Brookwood paid a fee of $31,250, or 12.5 basis points, to BB&T in consideration for the amendment. A copy of the amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The New Revolving Credit Facility, as amended, requires Brookwood to satisfy certain financial covenants on the last day of each fiscal quarter, including maintaining:

(i)	a ratio of total current assets to the sum of total current liabilities and the outstanding loan balance of not less than 1.40 to 1.00.

(ii)	a ratio of total liabilities to tangible net worth of not greater than 1.50 to 1.00. Tangible net worth is defined as net worth, plus obligations contractually subordinated to debts owed to BB&T, minus goodwill, contract rights, and assets representing claims on stockholders or affiliated entities.

(iii)	a ratio of funded debt (as defined in the New Revolving Credit Facility) to EBITDA (earnings before interest, taxes, depreciation and amortization) for the trailing four quarters of not greater than 4.00 to 1.00.

Brookwood was in compliance with such financial covenants at June 30, 2012 both before and after the amendment described herein.

Section 6.06 of the New Revolving Credit Facility was amended and restated in its entirety to read as follows:

“6.06. Dividends or Distributions; Acquisition of Capital Stock or Other Ownership Interests. Declare or pay any dividends or distributions of any kind, or purchase or redeem, retire, or otherwise acquire any of the Borrowers’ capital stock or other ownership interests, now or hereafter outstanding, provided, however, that so long as no Event of Default has occurred and is continuing or would result from any such payment, the Borrowers may pay to The Hallwood Group Incorporated (a) periodic payments for tax sharing obligations, (b) discretionary dividends in an aggregate amount not to exceed 50% of Borrowers’ net income for the fiscal year with respect to which such dividends are made, and (c) other dividends or distributions in an aggregate amount not to exceed $15,000,000 (of which, as of August 24, 2012, it is agreed, $8,000,000 has been previously disbursed).”

The interest rate payable on the New Revolving Credit Facility is dependent on a leverage ratio, as defined, and can vary from LIBOR plus 1.00% to 3.50%. The pricing grid set forth in Section 10.01 of the New Revolving Credit Facility was amended and restated to include higher levels of Funded Debt to EBITDA and read as follows:

“Pricing Grid” shall mean the following grid setting forth by Tier, the applicable margin with respect to the LIBOR interest rate and unused line fees:

Tier	Funded Debt to EBITDA Ratio	Applicable Margin	Unused Fee
I	<1.0 : 1.0	1.00%	0.10%
II	≥1.0 : 1.0, but <1.5 : 1.0	1.25%	0.15%
III	≥1.5 : 1.0, but <2.0 : 1.0	1.50%	0.20%
IV	≥2.0 : 1.0, but <2.75 : 1.0	2.00%	0.25%
V	≥2.75 : 1.0, but <3.25 : 1.0	2.50%	0.25%
VI	≥3.25 : 1.0	3.50%	0.25%

At any time BB&T is not one of Brookwood's primary factoring service providers, then Brookwood will pay a onetime fee in the amount of $62,500 and the interest rates will be increased by 0.50%.

Also, as previously disclosed, the Company borrowed from Hallwood Family (BVI) L.P., a limited partnership associated with Mr. Anthony J. Gumbiner, the Company’s chairman and principal stockholder, the sum of $10,000,000 (the “HFL Loan”). The HFL Loan is secured by a pledge of all of the stock of Brookwood. In connection with the HFL Loan, a Pledge and Security Agreement and a Subordination and Intercreditor Agreement ("Intercreditor Agreement") were entered into and effective May 9, 2012. The Intercreditor Agreement, among other things, subordinates any security interest or lien that Hallwood Family (BVI) L.P. may have in certain assets of the Company, including the stock of Brookwood, to BB&T. A copy of the Intercreditor Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K. A copy of the Pledge and Security Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed in accordance with the provisions of Item 601 of Regulations S-K:

Exhibit Number	Description of Exhibit

10.1	First Amendment to the Loan Agreement, dated as of August 24, 2012, by and among Branch Banking and Trust Company, Brookwood Companies Incorporated and certain of its subsidiaries

10.2	Subordination and Intercreditor Agreement, made as of August 21, 2012 and effective as of May 9, 2012, by and between Hallwood Family (BVI) L.P. and Branch Banking and Trust Company

10.3	Pledge and Security Agreement dated as of May 9, 2012 by and among The Hallwood Group Incorporated and Hallwood Family (BVI) L.P

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2012	THE HALLWOOD GROUP INCORPORATED

	By:	/s/ Richard Kelley

	Name:	Richard Kelley
	Title:	Vice President & Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit Name

10.1	First Amendment to the Loan Agreement, dated as of August 24, 2012, by and among Branch Banking and Trust Company, Brookwood Companies Incorporated and certain of its subsidiaries

10.2	Subordination and Intercreditor Agreement, made as of August 21, 2012 and effective as of May 9, 2012, by and between Hallwood Family (BVI), L.P. and Branch Banking and Trust Company

10.3	Pledge and Security Agreement dated as of May 9, 2012 by and among The Hallwood Group Incorporated and Hallwood Family (BVI) L.P